As filed with the Securities and Exchange Commission on April 3, 2006
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Proginet Corporation
(Exact name of registrant as specified in its charter)

Delaware	11-3264929
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Garden City Plaza,
Garden City, New York 11530
(Address of Principal Executive Offices and zip code)

2000 STOCK OPTION PLAN OF PROGINET CORPORATION, AS AMENDED SEPTEMBER 26, 2005
(Full title of the Plan)

Debra A. DiMaria
Chief Financial Officer
Proginet Corporation
200 Garden City Plaza
Garden City, NY 11530
(516) 535-3600
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
		Offering	Aggregate	Amount of
	Amount to be	Price Per	Offering	Registration
Title of Securities to be Registered	Registered	Share	Price	Fee
Common Stock, $.001 par value per share	500,000	$.70(1)	$350,000	$37.45

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) the average $.70 of the closing bid $.70 and closing asked $.70 price on the OTC - Bulletin Board on March 28, 2006

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INCORPORATION OF CONTENTS OF REGISTRATION STATEMENT BY REFERENCE

A Registration Statement on Form S-8 (Commission File No. 333-71068) was filed with the Securities and Exchange Commission on October 5, 2001, covering the registration of 2,500,000 shares authorized for issuance under the Company’s 1995 Equity Incentive Plan (amended and restated as of December 5, 1995), Independent Directors Stock Option Plan (amended and restated as of February 21, 1995, 1997 Stock Option Plan (amended and restated as of November 14, 2000) and the 2000 Stock Option Plan.  The contents of that Registration Statement are incorporated herein by reference. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 500,000 shares authorized under the Company’s 2000 Stock Option Plan.

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PART I

Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

PART II

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

(a)	The Annual Report of the Company on Form 10-KSB for the year ended July 31, 2005;

(b)	The Quarterly Reports on Form 10-QSB for the quarters ended October 31, 2005 and January 31, 2006;

(c)
The description of the Company’s Common Stock to be offered pursuant to this Registration Statement is incorporated by reference to the Company’s Registration Statement on Form 10SB (File No. 000-30151), filed on July 18, 2000, including any amendment or report filed for the purpose of updating such description; and

(d)
All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Company’s Annual Report referred to in (a) above.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of these documents.

Item 4.  Description of Securities.

The description of the Company’s Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The only statute, charter provision, by-law, contract, or other arrangement under which any controlling person, director or officers of the Company is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

The Company’s certificate of incorporation limits the liability of the directors and officers to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for: (i) breach of the directors’ duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption, and (iv) any transaction from which the director derives an improper personal benefit.

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The effect of the foregoing is to require the Company to indemnify the officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities may be permitted to the directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.  (Filed electronically herewith *)

Exhibits

4.1	2000 Stock Option Plan of Proginet Corporation, as amended September 26, 2005, (incorporated by reference to Exhibit A of the Company’s Definitive Proxy Statement filed on September 30, 2005)
5.1*	Opinion of Moses & Singer LLP
23.1*	Consent of Moses & Singer LLP (contained in Exhibit 5.1)
23.2*	Consent of BDO Seidman LLP
24.1*	Power of Attorney (included on signature page)

Item 9. Undertakings.

(a)	The Company hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)     That, for purpose of determining any liability under the Securities Act of 1933,  each such post-effective amendment shall be deemed to be  a new registration statement relating to  the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Garden City, New York, on April 3, 2006.

PROGINET CORPORATION

By	/s/ Kevin M. Kelly
Kevin M. Kelly,
President and CEO

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Kevin M. Kelly and Debra A. DiMaria as the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any of all amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, each acting alone, or may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on April 3, 2006.

SIGNATURE		TITLE	DATE

By:	/s/ John C. Daily	Chairman of the Board and Director	April 3, 2006
John C. Daily

By:	/s/ Kevin M. Kelly	Director, President and CEO *	April 3, 2006
Kevin M. Kelly

By:	/s/ Debra DiMaria	Chief Financial and Accounting Officer *	April 3, 2006
Debra DiMaria

By:	/s/ Dr. E. Kelly Hyslop	Director	April 3, 2006
Dr. E. Kelly Hyslop

By:	/s/ William Loscalzo	Director	April 3, 2006
William Loscalzo

By:	/s/ Stephen Sternbach	Director	April 3, 2006
Stephen Sternbach

By:	/s/ George T. Hawes	Director	April 3, 2006
George T. Hawes

* as attorney-in-fact

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